UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:            November 1, 2006

NALCO FINANCE HOLDINGS LLC

Delaware                                                 333-119231                                  61-1464558
(State of Incorporation)                (Commission File Number)                (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL         60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                Results of Operations and Financial Conditions

On October 31, 2006, Nalco Holding Company, parent of Nalco Finance Holdings LLC, announced its third quarter 2006 sales and earnings results.  A copy of that release is being furnished to the SEC as an exhibit to this form.

This earnings release includes several non-GAAP measures.  Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company.  Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to the press release.   Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants.  Reconciliation to net earnings is included in Attachment 5.  Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges.  Adjustments to net earnings are identified in Attachments 7A and 7B.  The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or – in the case of the profit-sharing reimbursements by our former owner – are unusual when compared to other companies.  In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs).  The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance.  Furthermore, these measures may not be consistent with similar measures provided by other companies

Item 9.01.     Financial Statements and Exhibits

(c)    Exhibits.
  The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)  Press release of Nalco Holding Company, parent of Nalco Holdings LLC, dated October 31, 2006, describing its third quarter 2006 sales and earnings results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO FINANCE HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: November 1, 2006